Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	October 18, 2005
BUTLER NATIONAL CORPORATION INVITED TO JOIN KANSAS DELEGATION EXPLORING BUSINESS OPPORTUNITIES IN CHINA

Olathe, Kansas October 18, 2005 - Butler National Corporation (OTC Bulletin Board "BUKS") a leading manufacturer and provider of support systems for "Classic" aviation, announces it has been invited to join the Kansas Governor and her delegation to visit the People's Republic of China.

The delegation, led by Governor Kathleen Sebelius, will consist of Kansas business and education representatives. Butler National will focus on expanding its international business with two existing customers as well as potential customers introduced through the delegation. Butler National will be represented by CEO and President, Clark Stewart, as well as four other Butler National executives. The trip is scheduled for late October.

"We are excited about the opportunities that may exist in the aviation market in China. Reports show the government of China is planning to remove long-standing restrictions on both general and business aviation. This presents a significant opportunity for Butler National to assist in the development of aviation in that region," commented Mr. Stewart.

Our Business:

About Butler National Corporation

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Jessica A. Bush, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations

Creative Options Communications
jdrewitz@comcast.net

Phone (913) 780-9595 Fax (913) 780-5088 Phone (972) 355-6070
For more information, please visit the Company web site: www.butlernational.com -End-